Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
InKine Pharmaceutical Company, Inc.:

We consent to incorporation by reference in the registration statements Nos. 333-110812, 333-102804, 333-64658, 333-37254, 333-89365 and 333-42647 on Form S-3 and Nos. 333-106310, 333-33898, 333-58063, 333-58065, 333-54530, 333-50022, 333-49992, 333-29809, 333-47088 and 333-120442 on Form S-8 of InKine Pharmaceutical Company, Inc. of our reports dated March 8, 2005, with respect to the balance sheets of InKine Pharmaceutical Company, Inc. as of December 31, 2004 and 2003, and the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of InKine Pharmaceutical Company, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 8, 2005